CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kinetics Mutual Funds, Inc. for The Multi-Disciplinary Fund a series of shares of Kinetics Mutual Funds, Inc.

/s/TAIT, WELLER BAKER LLP

Philadelphia, Pennsylvania
February 7, 2008